Exhibit 2

ADB SYSTEMS INTERNATIONAL LTD.
(TSX: ADY; OTCBB: ADBYF)
PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT OF ADB SYSTEMS INTERNATIONAL LTD.  FOR USE AT THE ANNUAL & SPECIAL MEETING OF SHAREHOLDERS (THE “MEETING”) TO BE HELD IN ROOM 206, AT THE HOLIDAY INN, 370 KING STREET WEST, TORONTO, ONTARIO, ON WEDNESDAY MAY 18, 2005, AT 3:00 P.M.

The undersigned shareholder of ADB Systems International Ltd. (the “Corporation”) hereby appoints Jeffrey Lymburner, Chief Executive Officer of the Corporation, or, failing him, Mike Robb, Chief Financial Officer of the Corporation, or instead of either of them                                                                as proxy to, with power of substitution, to attend and vote for the undersigned at the Meeting on Wednesday May 18, 2005, at 3:00 p.m. and at any adjournments thereof, in the same manner, to the same extent and with the same power as if the undersigned were present at the Meeting or any such adjournments and, without limiting the generality of the foregoing, hereby grants authority as set forth below.

The shares of the Corporation represented by this proxy shall be voted as follows:

1.	FOR	☐	WITHHOLD FROM VOTING	☐

the election of the following nominees as directors of the Corporation: JEFFREY LYMBURNER, T. CHRISTOPHER BULGER, PAUL GODIN, JIM MOSKOS, JAN PEDERSEN, DARROCH ROBERTSON AND DUNCAN COPELAND.

2.	FOR	☐	WITHHOLD FROM VOTING	☐

the appointment of Deloitte & Touche LLP as auditors of the Corporation for the current fiscal year and authorizing the Board of Directors to fix the auditors’ remuneration.

3.	FOR	☐	AGAINST	☐

the special resolution to confirm, ratify and approve the change of municipal address of the registered office of the Corporation.

4.

At the discretion of the proxyholder upon any amendments or variations to matters specified in the Notice of Meeting or upon any other matters as may properly come before the Meeting or any adjournments thereof.

TO BE VALID AND ACTED UPON AT THE MEETING, THIS PROXY MUST BE FILLED OUT AND SIGNED CORRECTLY AND EITHER (I) RETURNED TO THE CORPORATION’S REGISTRAR AND TRANSFER AGENT, EQUITY TRANSFER SERVICES INC., AT ANY TIME UP TO AND INCLUDING 5:00 P.M. (TORONTO TIME) ON MAY 16, 2005 (OR 5:00 PM. ON THE LAST BUSINESS DAY PRIOR TO ANY RECONVENED MEETING IN THE EVENT OF ADJOURNMENT OF THE MEETING); OR (II) PRESENTED TO, AND VERIFIED BY, THE CORPORATION’S REGISTRAR OR TRANSFER AGENT EQUITY TRANSFER SERVICES INC., OR WITH THE CHAIRMAN OF THE MEETING, AT THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy revokes and supersedes all proxies of earlier date.

THIS PROXY MUST BE DATED.

DATED the day of , 2005.

Signature of Shareholder

Name of Shareholder (Please Print)

Number of Shares Held
(Please advise the Corporation of any change of address)
(SEE ADDITIONAL INSTRUCTIONS ON REVERSE)

NOTES:

1.                                       The shares represented by this proxy instrument will be voted.  Where a choice is specified, the proxy will be voted as directed.  Where no choice is specified, this proxy will confer discretionary authority and will be voted in favour of the matters listed on the proxy.  The proxy confers discretionary authority for the above named persons to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of Meeting accompanying the proxy instrument or such other matters which may properly come before the meeting.

2.                                       Each shareholder has the right to appoint a person to represent him at the meeting other than the person specified above.  Such right may be exercised by striking out the names of management’s nominees and inserting in the blank space provided the name of the person to be appointed, who need not be a shareholder of the Corporation.

3.                                       Please sign exactly as your name appears on the proxy and date the proxy.  If the shareholder is a corporation, the proxy must be executed under its corporate seal by an officer or attorney thereof duly authorized.

4.                                       If the form of proxy is not dated in the space provided, it is deemed to bear the date of its mailing to the shareholders of the Corporation.

5.                                       If the shareholder appoints the persons designated above as his proxy to attend and act at the said meeting:

(a)          the shares represented by the proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for;

(b)         where the shareholder specifies a choice in the proxy with respect to any matter to be acted upon, the shares represented by the proxy shall be voted accordingly; and

(c)          IF NO CHOICE IS SPECIFIED WITH RESPECT TO THE MATTERS IDENTIFIED IN THE ITEMS ABOVE, THE PROXY WILL BE VOTED FOR SUCH MATTERS.

6.                                       This proxy also confers discretionary authority to vote in respect of any other matter which may properly come before the meeting and in such manner as such nominee in his judgment may determine.